EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 7th day of April, 1998, by and between PERMA-FIX
ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the
"Company"), and BERNHARDT C. WARREN (the "Executive").

                       W I T N E S S E T H:

     WHEREAS, the Company believes that the services, knowledge, and contributions of the Executive to the Company are important to the Company; and

     WHEREAS, the Company wishes to ensure that the Executive will continue to provide his services, knowledge, and contributions to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth in this Agreement, the Company and the Executive agree as follows:

1. Term. Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the date hereof and terminate two (2) years from the date hereof, subject to extension by the mutual agreement of the parties (the "Term") except that Sections 5 and 6 of this Agreement shall survive termination of this Agreement.

2.   Position and Duties.

     2.1 Position. The Company agrees to employ the Executive, and the Executive agrees to such employment, as Vice President of Nuclear Services of the Company and Vice President and General Manager of Perma-Fix of Florida, Inc., a wholly-owned subsidiary of the Company ("PFF"), or such other position as the Chief Executive Officer ("CEO") or the Board of Directors of the Company shall direct or determine to be appropriate from time to time. The duties of the Executive include, but are not limited to, those duties more particularly described in Exhibit "A" as attached hereto and incorporated herein.

     2.2 Location. The Executive's office shall be located in Gainesville, Florida or any other location as mutually satisfactory to the Company and the Executive.

     2.3 Required Attention to Duties. Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to faithfully perform the duties of his office, and shall devote his full time and attention to the business and affairs of the Company, to the extent necessary to be consistent with Section 2.1 above and shall not have any other business activities, except as otherwise provided in Section 2.4 hereof.

     2.4 Other Activities. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutes, or (iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an officer or employee of the Company and/or any subsidiary of the Company in accordance with this Agreement.

3.   Compensation and Benefits.

     3.1 Annual Base Salary. The Company shall pay to the Executive an annual base salary of Eighty- Seven Thousand Dollars ($87,000.00) per year ("Base Salary"), payable to the Executive in equal semi-monthly installments, less appropriate withholdings and deductions in accordance with the Company's customary payroll practices, subject to the adjustments listed below.

          3.1.1 Board Adjustment. Notwithstanding the language of Section 3.1 above, the Base Salary may be increased from time to time as determined by and in the sole discretion of the Board of Directors of the Company (the "Board"), or the Compensation Committee of the Board.

     3.2 Stock Bonus. In addition to payment of the Base Salary and the bonus described in Section 3.3, the Company shall pay to the Executive a bonus ("Stock Bonus") of One Hundred Sixty-Seven Thousand Five Hundred and No/100 Dollars ($167,500.00) to be paid in the form of shares of the Company's common stock, par value $.001 ("Common Stock"), with the number of shares of Common Stock to be issued under this Section 3.2 determined by dividing $167,500.00 by the average of the closing bid prices of the Common Stock on the NASDAQ Small Cap on the five trading days prior to the date of execution of this Agreement. Such shares of Common Stock to be issued under this Section 3.2 shall be delivered to Executive within thirty (30) days of execution of this Agreement.

     3.3 Cash Bonus. In addition to payment of the Base Salary and the Stock Bonus described above, the Company shall pay to the Executive a bonus ("Cash Bonus") of One Hundred Sixty-Seven Thousand Five Hundred and No/100 Dollars ($167,500.00) to be paid in cash as follows: (i) Fifty-Six Thousand Nine Hundred Fifty and No/100 Dollars ($56,950.00) shall be paid no later than December 1, 1998 (and is intended to pay for the approximate taxes on the value of the Stock Bonus described in Section 3.2); and
          (ii) One Hundred Ten Thousand Five Hundred Fifty and No/100 Dollars ($110,550.00) payable in twenty-four monthly installments, without interest, with each monthly installment to be Four Thousand Six Hundred Six and Twenty-Five/100 Dollars ($4,606.25) less appropriate withholdings and deductions in accordance with the Company's customary payroll practice, with the first installment commencing with the month during which this Agreement is executed. Each monthly installment to be made under this section shall be payable to the Executive in equal semi-monthly installments.

     3.4 Benefits. The Executive shall be entitled to participate in all employee benefit plans as are generally made available to other employees of the Company, subject to the terms and conditions of such benefits and plans and as such benefits and plans may be changed by the Company from time to time. Such benefits in existence as of the date hereof are as follows: (i) group medical insurance coverage, (ii) group life insurance coverage and (iii) certain stock option plans.

     3.5 Expenses. The Company shall reimburse the Executive for any reasonable and necessary out-of-pocket expenses and costs incurred by the Executive in connection with, or arising out of, the performance of the Executive's duties hereunder, provided that such expenses and costs shall be paid or reimbursed subject to such rules, regulations, and policies of the Company as established from time to time by the Company.

     3.6 Fringe Benefits. During the term of this Agreement, the Executive shall be entitled to fringe benefits, including, but not limited to, vacation in accordance with the plans, practices, programs and policies of the Company.

4.   Other Restrictions and Legends.

     4.1 Acquisition for Own Account; No Registration. The Executive represents and warrants that the shares of Common Stock acquired as a Stock Bonus under Section 3.2 hereof are being acquired for his own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") and any applicable state securities laws, or a transaction exempt from registra-tion thereunder, and shall not make any sale, transfer or other disposition of the Common Stock in violation of any applicable state securities laws, including in each instance any applicable rules and regulations promulgated thereunder, or in violation of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"). The Executive understands that these shares of Common Stock have not been registered under the Act or any state securities laws (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities law or is exempt from registration thereunder. The Executive further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

     4.2 Florida Blue Sky Laws. The shares of Common Stock acquired as a Stock Bonus under Section 3.2 hereof have not been registered with the State of Florida, but will be sold in reliance on an exemption from such registration set forth in Section 517.061 of the Florida Statutes.

     4.3 Disposition of Shares. The Executive represents, covenants, and agrees that he will not sell or otherwise dispose of the shares of Common Stock acquired under this Agreement in the absence of (a) an effective registration statement under the Act and the Florida Statutes, or (b) an opinion acceptable in form and substance to the Company from Executive's counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition.

     4.4 Restrictive Legend. The certificates representing shares covered by this Agreement shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

               THE REGISTERED HOLDER HEREOF HAS ACQUIRED
               THE SHARES REPRESENTED BY THIS
               CERTIFICATE FOR INVESTMENT AND NOT FOR
               RESALE IN CONNECTION WITH A DISTRIBUTION
               THEREOF.  ACCORDINGLY, SUCH SHARES HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933 AND MAY NOT BE SOLD,
               TRANSFERRED OR OTHERWISE DISPOSED OF
               EXCEPT PURSUANT TO A CURRENTLY EFFECTIVE
               REGISTRATION STATEMENT UNDER SAID ACT OR
               OTHERWISE IN A TRANSACTION EXEMPT FROM
               THE PROVISIONS OF SECTION 5 OF SAID ACT.

     4.5 Receipt of Company SEC Filings and Press Releases. The Executive has received and had an opportunity to review true and complete copies of the following documents which have been filed by the Company with the Securities and Exchange Commission ("SEC") (such documents are hereinafter collectively referred to as the "SEC Filings"): (i) Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"); (ii) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997;
          (iv) the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997; (v) the Company's current report on Form 8-K dated February 7, 1997; (vi) the Company's current report on Form 8-K/A dated June 11, 1997; (vii) the Company's current report on Form 8-K dated July 7, 1997; (viii) the Company's current report on Form 8-K dated January 7, 1998 and, (ix) any and all other documents which have been filed by the Company pur-suant to Sections 13(a), 14(a), 14(c), and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 1997. In addition, the Executive has received and has had an opportunity to review (i) all information required pursuant to Rule 502(b)(2) of Regulation D under the Act and (ii) all press releases of the Company which have been issued since January 1, 1997.

     4.6 Availability of SEC Filings Exhibits. The Executive hereby acknowledges that the Company has provided to the Executive, at a reasonable time prior to execution of this Agreement, the following: (i) a list of the material exhibits to the Company SEC Filings identifying the contents of each material exhibit; (ii) such material exhibits upon the written request of the Executive, and
          (iii) the opportunity to ask questions and to receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in Section 4.5 and this Section 4.6 hereof.

     4.7 Investment Expertise. The Executive has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Common Stock under this Agreement.

5.   Confidential Information.

     5.1 Confidentiality. During the term of this Agreement and for 36 months following termination of this Agreement for any reason whatsoever, whether voluntarily or involuntarily, the Executive agrees to hold in confidence and not disclose, directly or indirectly any and all secret or confidential information, knowledge or data ("Confidential Information") relating to the Company, PFF or any of their affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company, PFF or any of their affiliated companies. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it in writing. This
          Section 5 shall survive the termination of the Agreement.

     5.2  Exceptions.  Notwithstanding the provisions of Sections
          5.1 hereof, the Executive shall not be held liable for disclosure of information which (i) was in the public domain or is generally available to the public at the time of its disclosure by the Executive through means unrelated to the Executive's disclosure; or (ii) is disclosed by the Executive in connection with the Executive performing his duties for the Company under this Agreement; or (iii) is disclosed with the written approval of the Company; or (iv) is required to be disclosed by law or by any governmental authority or entity.

     5.3  Equitable Relief.    The Executive acknowledges that the
          provisions of this Section 5 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants and provisions are not specifically enforced. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this
          Section 5 will be inadequate, and that the Company, in addition to such other remedies as may be available to it in law or in equity, shall be entitled to injunctive relief without bond or other security. If it becomes necessary for the Company to bring legal action against the Executive as a result of his breach of any of the covenants contained in this Section 5, the Executive agrees to pay all of the Company's costs and expenses in connection therewith (including, but not limited to, reasonable attorney's fees).

6.   Intellectual Property.

     6.1 Patents. The Executive shall promptly advise the Company of any invention or discovery, whether or not patentable, made or conceived by the Executive, under the Executive's direction during the Executive's employment with the Company, PFF or any of their subsidiaries or affiliates (collectively, "Inventions"). The Executive hereby assigns to the Company, without additional consideration to the Executive, the entire right, title and interest in and to the Inventions and in and to all patents, trade secrets, and other proprietary rights therein or based thereon. The Executive shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing. The Executive shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend the proprietary rights in or based on the Inventions. This
          Section 6 shall survive the termination of this Agreement.

     6.2 Copyrights. The Executive agrees that the entire right, title and interest in and to any and all materials created by the Executive during the Executive's employment with the Company, PFF or any of their subsidiaries or affiliates which are subject to copyright protection under United States copyright laws and any copyrights thereto (collectively, "Works") are hereby assigned to the Company, without additional consideration to the Executive. The Executive shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing. The Executive shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend the protectable rights in or based on the Works.

     6.3 Records. The Executive acknowledges that all Works, data, memoranda, designs, reports or other representations of information, including, but not limited to, any representations in machine-readable form, which are created by the Executive under this Agreement (collectively, "Records") are the sole and exclusive property of the Company and the Executive shall have no
          right or interest in them.   The Employee shall surrender
          possession of all Records to the Company upon any suspension or termination of the Executive's employment with the Company. If after the suspension or termination of the Executive's employment, the Executive becomes aware of any Records in his possession, Employee shall immediately surrender possession thereof to the Company.

7.   Termination.

     During the Term of this Agreement, the Executive's employment and the Agreement may be terminated only for one of the following reasons:

     7.1 Death. This Agreement and the Term shall terminate automatically upon the Executive's death.

     7.2  Disability.

          7.2.1 Definition. "Disability" of the Executive is defined, for the purposes of this Agreement, as physical or mental disability of the Executive which after a continuous period of at least 90 days is determined to be such as to impair the Executive's ability to perform all of his duties under this Agreement by a physician selected by the Company.

          7.2.2 Application. The Company may terminate the Agreement and the Term after establishing the Executive's Disability as set forth in Section 7.2.1, and by giving written notice to the Executive of its intention to terminate the Executive's employment with the Company ("Disability Termination Notice"). In such a case, the Executive's employment with the Company and the Term shall terminate effective on the earlier of the otherwise scheduled expiration of the Term pursuant to Section 1 or on the tenth (10th) day after receipt of the Disability Termination Notice, provided that the Executive has not resumed full-time performance of his duties under this Agreement.

     7.3 Cause. The Company may terminate the Agreement and the Term for "Cause," which for the purposes of this Agreement is defined as (i) the conviction of the Executive of a misdemeanor involving moral turpitude or of a felony by a federal or state court of competent jurisdiction; or (ii) failure to perform the Executive's duties in breach of this Agreement; or (iii) the breach of any of the Executive's obligations under this Agreement, provided however, that; failure of the Executive to perform his duties hereunder due to a Disability shall not be considered as a breach of the Executive's duties under this Section 7.3.

     7.4  Notice of Termination.

          7.4.1 By Company. The Company shall not be deemed to have terminated this Agreement pursuant to the terms of Section 7 hereof, unless and until there shall have been delivered to the Executive a copy of a Notice of Termination for Cause stating that the Executive is terminated pursuant to Section 7 and the reason for such termination.

    7.5 Company Obligations Upon Termination. If, prior to the expiration of the Term of this Agreement, the Company shall terminate this Agreement (other than for Cause or Disability or Death ), the Company shall continue to pay to the Executive on a bi-monthly basis as though this Agreement had remained in effect through the Term. If the Agreement is terminated for Cause or due to Death or Disability of the Executive, the Company has no further liability or obligations under this Agreement from the date of such termination.

8.   Miscellaneous.

     8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     8.2 Successors. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, and successors of the parties hereto.

     8.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                    Bernhardt C. Warren
                    4137 N.W. 33rd Place
                    Gainesville, Florida  32606

          If to the Company:

                    Perma-Fix Environmental Services, Inc.
                    1940 Northwest 67th Place
                    Gainesville, Florida  32653
                    Attn:     Chief Financial Officer

                    or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     8.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     8.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

     8.6 Modification. Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

     8.7 Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     8.8 Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

     8.9 Termination of Previous Agreements. The Executive and the Company agree and acknowledge that all previous employment agreements, understandings and arrangements (oral or in writing) between the Executive and the

          Company or any subsidiary of the Company, including, but not limited to, that certain Employee Services Contract by and between the Company and the Executive, dated
          July 16, 1996, are hereby terminated in all respects, effective as of the date of this Agreement, with no further duties or obligations to be performed by either party thereunder.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                   "EXECUTIVE"

                                   /s/ Bernhardt C. Warren
                                   _______________________________
                                   Bernhardt C. Warren


                                   "COMPANY"

                                   PERMA-FIX ENVIRONMENTAL
                                   SERVICES, INC.


                                   By: /s/ Louis Centofanti
                                      ___________________________
                                   Title: CEO
                                         ________________________





H:\N-P\PESI\employ ag.bw.wpd


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

                           EXHIBIT A


The following are duties that are expected by the Company to be performed by the Executive:

1. Function as General Manager of PFF, located in Gainesville, Florida, and be responsible for the activities of the plant including worker supervision, profit and loss, oversight of the development and compliance regarding regulatory licenses and permits and any other activities as required by the Chief Executive Officer ("CEO") of the company to perform as typical General Manager of a facility. Executive shall report to the CEO of the Company for direction in the performance of these duties.

2. Function as Corporate Radiation Safety Officer. Besides providing Radiation Safety Officer functions for the company activities at Gainesville (discussed later), the Executive shall provide assistance in the support of activities of the Company. This includes, but is not limited to, being the liaison between the Company and regulatory agencies, writing Health & Safety Plans as they pertain to radiation issues, preparing licensing and other regulatory documents in order to satisfy regulatory requirements, perform associated travel as required.

3. Function as Company Radiation Safety Officer. Executive shall oversee the Radiation Safety Program for compliance with its low level radioactive license; review the exposures of authorizes users and occupational workers quarterly to determine that the exposures are as low as reasonably achievable; investigate unusual incidents; review the radiation levels in restricted and unrestricted areas; schedule and conduct briefings and educational sessions to inform workers of the principles of radiation protection; prepare radioactive materials license documents for the facility; and be the liaison between the Company and PFF and the appropriate regulatory agencies as it applies to radiation protection and all radioactive materials licenses in effect at the facility.

4. Function as the Account Manager for the Liquid Scintillation Vial ("LSV") business segment of PFF. This includes being the liaison between the LSV brokers/generators and the Company; meet with brokers and generators, as needed; negotiate and execute sales contracts; respond to the inquiries of LSV generators; represent the Company at trade shows and conventions; and distribute information to requestors.

5. Function as the Mixed Waste Development Coordinator. Work with the Company and PFF staff in developing mixed waste opportunities for PFF's facility and other locations owned by the Company, PFF and subsidiaries of the Company. Be responsible in obtaining, as well as can be expected, the necessary permitting authorization to allow for the performance of opportunities as agreed upon by the Executive and the CEO. Be responsible for developing prospects, negotiating as agreed upon by the Executive and the CEO. Be responsible for developing prospects, negotiating contracts with generators and brokers; and, negotiate disposal and treatment options with respective disposal vendors.

6. Other duties reasonably requested by CEO or the Board of Directors of the Company.